Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Reports Fourth Quarter and Year-End Results
Record Sales Offset by Difficult Fourth Quarter

SOUTH BEND, Ind., April 15, 2009 – Industrial services provider MISCOR Group, Ltd. (OTC BB: MIGL) reported its operating results for the fourth quarter and year ended Dec. 31, 2008.

South Bend, Ind.-based MISCOR, a supplier of mechanical and electrical industrial products and services, reported total revenues increased by $49.9 million, or 68 percent, to $123.2 million in 2008, up from $73.3 million in 2007.  However, difficult market conditions in the fourth quarter led to a net loss of $1.5 million, or $0.12 per diluted share, for the full year 2008, compared to a net loss of $2.0 million, or $0.26 per diluted share, for the year ended 2007.

MISCOR reported a net loss of $3.0 million, or $0.25 per diluted share, on net sales of $31.5 million for the fourth quarter 2008.  For the same period of 2007, the Company reported net income of $289,000, or $0.03 per diluted share, on net sales of $22.7 million.  MISCOR reported profitability in the first three quarters of 2008 was more than offset by a softening of business in the fourth quarter, including a severe decline in industrial and rail activity and the resulting challenges confronted by the Company with the integration of the American Motor Power (AMP) acquisition.

“Though we are pleased with our record-setting sales for the year and with our acquisitions and expanded service offerings, we faced significant challenges in the fourth quarter,” said John Martell, president and CEO of MISCOR.  “During the first three quarters of 2008, we experienced growth and profitability compared to 2007.  However, during the fourth quarter of 2008, and specifically in December 2008, faced with deteriorating economic conditions, we experienced a dramatic decline in business and were not able to react quickly enough to absorb the impact on our profitability.

“As a response to these unprecedented conditions, we initiated a number of actions beginning in the fourth quarter of 2008 to control costs, maintain working capital and mitigate the impact of a deepening recession on the Company.  We eliminated approximately 200 positions, or approximately 25 percent of our workforce.  We consolidated operations in certain groups and centralized human resources and certain other administrative functions.”

MISCOR also reported it has received a waiver of the previously announced default from its bank, Wells Fargo, and amended its credit terms to achieve compliance.

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Segment Results:

In the fourth quarter of 2008, MISCOR realigned its financial reporting into three segments to bring additional clarity to its results:

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Industrial services - consisting of the Company’s maintenance and repair services to several industries including electric motor and wind power and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries

▪	Construction and engineering services - consisting of MISCOR’s electrical and mechanical contracting services, mainly to industrial, commercial and institutional customers

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Rail services - consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts and other components related to large diesel engines, and its locomotive maintenance, remanufacturing and repair services for the rail industry.

Driving the net sales increase for the year ended 2008 were higher revenues in all three segments, with industrial services growing 47 percent year-over-year, construction and engineering services increasing 87 percent year-over-year, and rail services increasing 108 percent year-over-year.

The increase in the industrial services segment was due primarily to the acquisition in November 2007 of 3-D Service.  The increase in the construction and engineering services was due to the acquisition in October 2007 of Ideal, and from organic growth due to the strong regional construction market. The increase in the rail services segment was due primarily to the acquisition in early 2008 of AMP.

“While our top line growth is impressive, we are disappointed in our performance in some areas, particularly the rail services segment.  Though we are pleased with the opportunity that AMP brings to our family of companies, we are not satisfied with the speed in revitalizing this business and getting the unit profitable,” said Martell.  “In the past, we have had success in purchasing complementary, but distressed, businesses and turning them around in 18 to 24 months.  Our progress with AMP has been slower than expected, but we still see a bright future for it, especially with our new Canadian operations and recent international contracts.”

Martell concluded: “Looking ahead to 2009, our strategy is based on better aligning our core assets with the growth opportunities in wind power, transformer, traffic and telecommunications expected to result from governmental stimulus and energy independence initiatives.  We also plan to complete the turnaround of AMP and bring this unit into profitability.  We see 2009 as a year of intense focus and execution, and will operate the business accordingly.”

About MISCOR
South Bend, Ind.-based MISCOR Group, Ltd. (OTC BB: MIGL) provides electrical and mechanical solutions to industrial, commercial and institutional customers through three segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries including electric motor and wind power and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries, Construction and Engineering Services,  consisting of MISCOR’s electrical and mechanical contracting services, mainly to industrial, commercial, and institutional customers, and Rail services, consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts, and other components related to large diesel engines and its locomotive maintenance, remanufacturing, and repair services for the rail industry.

In 2007, MISCOR entered the wind power industry through its acquisition of 3-D Service, Ltd., providing both onsite and in-shop maintenance and repair services for wind farms.  MISCOR was ranked on the Inc. 500 in 2004 and 2005 and operates in 15 locations in the U.S. and Canada.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements reflect the Company's views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company's future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items.  There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict.  Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, and varying and sometimes volatile economic conditions.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Karen Keller, Jeff Lambert
Lambert, Edwards & Associates, Inc.
(616) 233-0500 kkeller@lambert-edwards.com